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                                                                 Exhibit 10.4.44

                                 AMENDMENT NO. 1
                                       TO
                         TENNESSEE REVOLVING CREDIT NOTE
                          DATED AS OF DECEMBER 31, 1999


         THIS AMENDMENT NO. 1 ("Amendment") is dated as of March 2, 2000, between NEOPROBE CORPORATION, a Delaware corporation, whose address is 425 Metro Place North, Suite 400, Dublin, Ohio 43017 (the "Borrower"), hereby promises to pay to the order of THE PROVIDENT BANK, an Ohio banking corporation ("Bank").

                                   WITNESSETH:

         WHEREAS, the Borrower issued to the Bank, parties to that certain Tennessee Revolving Credit Note dated as of December 31, 1999 in the amount of $100,000 (the "Revolving Note") have agreed to amend the Revolving Note on the terms and conditions hereinafter set forth. Terms not otherwise defined herein are used as defined in the Agreement or the Revolving Note as amended hereby.


         NOW, THEREFORE, the Borrower and the Bank hereby agree as follows:

         SECTION 1. AMENDMENT OF THE REVOLVING NOTE. The Revolving Note is, effective the date hereof, hereby amended as follows:

                  Section 1.1. The definition of "Maturity Date" in the introductory paragraph of the Revolving Note is hereby amended by deleting "February 29, 2000" and substituting in its place "May 31, 2000."

         SECTION 2. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

         SECTION 3. COSTS AND EXPENSES. The Borrower hereby agrees to pay on demand all costs and expenses of the Bank in connection with the preparation, execution and delivery of this Amendment and the other documents to be delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Bank with respect thereto.

         SECTION 4. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 5. CONFESSION OF JUDGMENT. The Borrower hereby authorizes any attorney at law to appear for the Borrower, in an action hereon, at any time after the same becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the Borrower and to confess judgment in favor of the holder hereof or the party entitled to the benefits hereof against the Borrower for the amount that may be due, with interest at the rate herein mentioned and costs of suit, and to waive and
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release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.

         Borrower has executed this Amendment as of the date first above written.

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WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.
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                                     NEOPROBE CORPORATION



                                     By:  /s/ David C. Bupp
                                          -----------------
                                     Name:  David C. Bupp
                                     Its:  President and Chief Executive Officer